EXHIBIT 13

Power of Attorney

Each person whose signature appears below hereby authorizes and appoints Eric E. Parsons, Cindy J. McPike and Michael T. Winslow, or any of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each capacity stated below any of the following documents relating to registrations under the Securities Act of 1933 and the Investment Company Act of 1940 with respect to the variable annuity contracts to be issued through the Separate Account C: registration statements on any form or forms under the Securities Act of 1933 and the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 27th day of April 2007.

Name	Title	Date

/s/ Virginia L. Anderson	Director	February 22, 2006
Virginia L. Anderson

/s/ Frederick W. Buckman	Director	February 21, 2006
Frederick W. Buckman

/s/ John E. Chapoton	Director	March 28, 2007
John E. Chapoton

/s/ Stanley R. Fallis	Director	February 21, 2006
Stanley R. Fallis

/s/ Wanda G. Henton	Director	February 23, 2006
Wanda G. Henton

/s/ Peter O. Kohler, MD	Director	February 22, 2006
Peter O. Kohler, MD

/s/ Jerome J. Meyer	Director	February 20, 2006
Jerome J. Meyer

/s/ Ralph R. Peterson	Director	February 22, 2006
Ralph R. Peterson

/s/ E. Kay Stepp	Director	February 21, 2006
E. Kay Stepp

/s/ Michael G. Thorne	Director	February 21, 2006
Michael G. Thorne

/s/ Ronald E. Timpe	Director	February 23, 2006
Ronald E. Timpe